                         TRUST & PUBLIC SERIES SUMMARY
                      FIRST UNION MASTER CREDIT CARD TRUST
                            SERIES 1996-1 AND 1996-2
                                 DECEMBER 1997




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TOTAL TRUST PERFORMANCE                         JULY 1997                   AUGUST 1997               SEPTEMBER 1997
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TOTAL ENDING BALANCE:                 3,493,603,727                3,427,061,008                3,350,299,092
ENDING PRINCIPAL BALANCE:             3,402,265,057                3,327,943,448                3,248,030,635
ENDING NON-PRINCIPAL BALANCE:            91,338,670                   99,117,560                  102,268,458

INVESTOR PERCENTAGE:                         42.69%                       43.46%                       44.44%

YIELD:                                   52,627,342       18.23%      53,629,788      18.92%       57,280,970      20.65%

CHARGE-OFFS:                            (21,792,948)      -7.55%     (21,387,467)     -7.54%      (22,675,399)     -8.18%

NET YIELD: (YIELD - C/O)                                  10.68%                      11.37%                       12.48%
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SERIES 1996-1                                   JULY 1997                   AUGUST 1997               SEPTEMBER 1997
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 Month-End Investor Balance           1,115,151,821                1,115,151,821                1,115,151,821
 Investor Percentage                         32.19%                       32.78%                       33.51%
                                                         --------                   ---------                    ---------
 THREE-MONTH-AVG EXCESS SERVICING                          2.93%                       3.00%                        3.72%
                                                         --------                   ---------                    ---------

Yield:                                   16,940,426       18.23%      17,578,100      18.92%       19,194,130      20.65%

 Charge-Offs                             (7,015,268)      -7.55%      (7,010,116)     -7.54%       (7,598,240)     -8.18%
 Certificate Interest                    (5,470,587)      -5.89%      (5,432,135)     -5.85%       (5,244,598)     -5.64%
 Servicing Fee                           (1,858,586)      -2.00%      (1,858,586)     -2.00%       (1,858,586)     -2.00%

EXCESS SERVICING:                         2,595,985        2.79%       3,277,263       3.53%        4,492,705       4.83%
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SERIES 1996-2                                   JULY 1997                   AUGUST 1997               SEPTEMBER 1997
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 Month-End Investor Balance             363,636,975                  363,636,975                  363,636,975
 Investor Percentage                         10.50%                       10.69%                       10.93%
                                                         --------                   ---------                    ---------
 THREE-MONTH-AVG EXCESS SERVICING                          3.05%                       2.93%                        3.89%
                                                         --------                   ---------                    ---------

Yield:                                    5,524,855       18.23%       5,736,107      18.93%        6,265,044      20.67%

 Charge-Offs                             (2,287,591)      -7.55%      (2,285,911)     -7.54%       (2,477,690)     -8.18%
 Certificate Interest                    (1,691,985)      -5.58%      (1,850,767)     -6.11%       (1,576,977)     -5.20%
 Servicing Fee                             (606,062)      -2.00%        (606,062)     -2.00%         (606,062)     -2.00%

EXCESS SERVICING:                           939,218        3.10%         993,367       3.28%        1,604,315       5.29%
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TOTAL TRUST PERFORMANCE                       OCTOBER 1997                  NOVEMBER 1997                  DECEMBER 1997
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TOTAL ENDING BALANCE:                 3,267,905,293                   3,227,568,983                  3,266,157,732
ENDING PRINCIPAL BALANCE:             3,164,194,315                   3,117,819,987                  3,151,997,850
ENDING NON-PRINCIPAL BALANCE:           103,710,978                     109,748,996                    114,159,882

INVESTOR PERCENTAGE:                         45.53%                          46.74%                         47.43%

YIELD:                                   58,638,817        21.66%        52,107,203      19.76%         60,662,553       23.35%

CHARGE-OFFS:                            (19,398,962)       -7.17%       (20,424,804)     -7.75%        (22,595,646)      -8.70%*

NET YIELD: (YIELD - C/O)                                   14.50%                        12.02%                          14.65%
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SERIES 1996-1                                 OCTOBER 1997                  NOVEMBER 1997                  DECEMBER 1997
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 Month-End Investor Balance           1,115,151,821                   1,115,151,821                  1,115,151,821
 Investor Percentage                         34.33%                          35.24%                         35.77%
                                                         ---------                     ---------                       ---------
 THREE-MONTH-AVG EXCESS SERVICING                           4.87%                         5.24%                           5.75%
                                                         ---------                     ---------                       ---------
Yield:                                   20,132,564        21.66%        18,364,056      19.76%         21,697,198       23.35%

 Charge-Offs                             (6,660,278)       -7.17%        (7,198,280)     -7.75%         (8,081,793)      -8.70%*
 Certificate Interest                    (5,793,285)       -6.23%        (5,018,570)     -5.40%         (5,831,978)      -6.28%
 Servicing Fee                           (1,858,586)       -2.00%        (1,858,586)     -2.00%         (1,858,586)      -2.00%

EXCESS SERVICING:                         5,820,414         6.26%         4,288,619       4.61%          5,924,841        6.38%
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SERIES 1996-2                                 OCTOBER 1997                  NOVEMBER 1997                  DECEMBER 1997
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 Month-End Investor Balance             363,636,975                     363,636,975                    363,636,975
 Investor Percentage                         11.20%                          11.49%                         11.66%
                                                         ---------                     ---------                       ---------
 THREE-MONTH-AVG EXCESS SERVICING                           5.08%                         5.29%                           5.81%
                                                         ---------                     ---------                       ---------

Yield:                                    6,571,262        21.69%         5,994,418      19.78%          7,081,539       23.37%

 Charge-Offs                             (2,171,833)       -7.17%        (2,347,269)     -7.75%         (2,635,371)      -8.70%*
 Certificate Interest                    (1,773,260)       -5.85%        (1,859,431)     -6.14%         (1,763,926)      -5.82%
 Servicing Fee                             (606,062)       -2.00%          (606,062)     -2.00%           (606,062)      -2.00%

EXCESS SERVICING:                         2,020,108         6.67%         1,181,657       3.90%          2,076,180        6.85%
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Total Trust Performance Percentages calculated by dividing the current month results into the previous month ending principal balance.

*BEGINNING WITH THE MARCH 1997 MONTHLY PERIOD AND CONCLUDING WITH THE DECEMBER 1997 MONTHLY PERIOD, FIRST UNION IMPLEMENTED A CONTRACTUAL CHARGE-OFF POLICY CHANGE EFFECTING ITS CREDIT CARD PORTFOLIO. WITH THIS CHANGE, FIRST UNION CONVERTED FROM A POLICY OF CHARGING OFF DELINQUENT ACCOUNTS AT 209 DAYS TO A POLICY OF CHARGING OFF DELINQUENT ACCOUNTS AT 180 DAYS. DURING THE MONTH OF DECEMBER 1997, 150 BASIS POINTS OF THE MASTER TRUST CHARGE-OFF RATE WAS ATTRIBUTABLE TO THIS CHANGE. AS OF DECEMBER 31, 1997, CONVERSION TO THIS POLICY HAS BEEN COMPLETED.